UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2010

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Commercial Street, Box 130, Atchison, Kansas	66002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (913) 367-1480

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of the Company was held on October 21, 2010.

(b) At the annual meeting, the following persons were elected to the Board of Directors:

  John R. Speirs was elected to the office of Group A Director for a term expiring in 2013 with 9,865,259 common share votes cast for his election, 428,996 votes withheld and no broker non-votes
  John E. Byom was elected to the office of Group B Director for a term expiring in 2013 with 428 preferred share votes cast for his election and zero votes withheld; and
  Cloud L. Cray, Jr. was elected to the office of Group B Director for a term expiring in 2013 with 428 preferred share votes cast for his election and zero votes withheld.

In addition, the terms of Gary Gradinger, Linda E. Miller and Daryl R. Schaller, Ph.D. as Group A Directors continued after the annual meeting and the terms of Michael Braude, Timothy W. Newkirk and Karen Seaberg as Group B Directors continued after the annual meeting.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release which was issued on October 21, 2010, by the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 21, 2010 furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP Ingredients, Inc.
Date: October 21, 2010	By:	/s/ TIMOTHY W. NEWKIRK Timothy W. Newkirk President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release dated October 21, 2010 furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.